Table of Contents


Application.................................................................1-2

Agent's Report..............................................................3-4

Pre-Authorized Transfer.......................................................5

Privacy Notice..............................................................6-7

Temporary Insurance Agreement...............................................8-9








Reminders

a) Minor to be insured? Include minor's SS #, page 1. Also, if minor is less than 15 years of age, a parent, conservator, or guardian must sign on page
     2. Any proposed insured age 15 or older must sign on page 2.

b) Owner other than proposed insured? Remember the owner's SS or tax I.D. # and date of birth on page 1, section F. The owner must also sign on page 2.

c)   Universal Life policy? Complete the Death Benefit Option on page 1.

d)   Variable Universal Life? Make certain to complete the supplement CL 45.240.

     Also, if applying for VUL, make sure to send the original application to Capital Analysts, Inc.

e) Policy to cover more than one person? Answer Tobacco Use question for Proposed Insured and Other Insured's, page 2. (Show Details to "Yes" answers.)

f) Replacing a policy? Be sure to write the address of the company whose policy is being replaced, along with the policy plan and number, page 1.

g) Remember to list all insurance in force, including any being replaced. If none, state "none," page 2.

h) Is a PHI or commercial inspection required? Remember to arrange a convenient time for our interviewer to call, page 3.

i)   Always give the applicant the Privacy Notice.

j)   Money taken with application? Complete the top copy of the TIA (Home Office
     Copy) and give the applicant the Applicant's Copy. If either health question is answered "yes," do not collect money. Never collect money without a TIA.

k) If an NAIC illustration is required in your state, please include the signed illustration or the signed form which states that "no illustration was used."

                                Checks must be made payable to Columbus Life.

                                        Columbus Life
                                      Insurance Company
                                          [GRAPHIC]
Application for Life Insurance                                     USE BLACK INK

400 EAST FOURTH STREET o P.O. BOX 5737 o CINCINNATI, OHIO 45201-5737 o WWW.COLUMBUSLIFE.COM

A. Proposed Insured (Print first name, middle initial and last name)

                                         [_] Female
Name ___________________________________ [_] Male   Birth Date ________ Age ____

SS# or Tax ID # _______________ Birth Place __________________ Ht _____ Wt _____

Occupation______________________________________________________________________
________________________________________________________________________________
B. Other Insured (Print first name, middle
   initial and last name)                  Relationship to Insured _____________

                                         [_] Female
Name ___________________________________ [_] Male   Birth Date ________ Age ____

SS# or Tax ID # _______________ Birth Place __________________ Ht _____ Wt _____

Occupation______________________________________________________________________
________________________________________________________________________________
C. Children (for Children's Rider)  No. of Units ____ if V.L., Benefit Amt. ____
                            ____________________________________________________
Name                        Sex  Age  State of Birth  Birth Date  Height  Weight

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

D. Coverage Applied For:       [_] Unisex Option  If applying for Variable Life,
                                                  please complete Supplement to
                                                  Application.

Plan of Insurance ________________________________  ____________________________
                (Use Plan name in Marketing Manual)(Amount - Do Not Include SCR)
        If UL, Death Benefit Option: [_] #1   [_] #2
________________________________________________________________________________
E. Supplemental Benefits and Riders
[_] Waiver of Ins. Cost   [_] W.P. (If VUL, Credit Amt. _______________)
[_] SCR  (Not included in D above)__________
[_] OIR Term  $_____________________________
[_] PULR  [_] SPLR (Premium Amount) $_______
[_] Insured Insurability  $_________________
[_] ADB #1   [_] ADB #2  $__________________

[_] Term Rider $_______ [_] Proposed Insured  [_] Other Insured
    Renewal Period Yrs.: [_] 1  [_] 5  [_] 10  [_] 20
    Conversion Period: [_] Nonconvertible  [_] 5 yr. [_] To age 70

    Other_________________________________________________________
________________________________________________________________________________
[_] Dividend Option, if participating:       [_] Paid in Cash
    [_] One-Year Term Additions, balance to: [_] Reduce Premiums

[_] Buy Paid-Up Additions   Automatic Premium Loan Provision
[_] Accumulate at Interest  (Whole Life only) [_] Yes  [_] No
________________________________________________________________________________
F.Owner of Policy (Print first name, middle Initial and last name) - Proposed Insured shall be owner unless otherwise shown

Name_______________________________________

Birth Date_________ SS#/Tax ID #___________ Relationship to Insured_____________
________________________________________________________________________________
G. Beneficiaries (Print first name, middle initial and last name)

Primary ________________________________  Relationship to Insured_______________

Contingent _____________________________  Relationship to Insured_______________
________________________________________________________________________________
H. Replacement:

Will the insurance or annuity applied for, if issued,
replace an existing policy in this or another company?............ [_]Yes  [_]No
If "yes," is this replacement a:
           (1) Section 1035 tax-deferred exchange?................ [_]Yes  [_]No
           (2) tax-qualified exchange of pension benefits?........ [_]Yes  [_]No
If "yes," list the company name, policy number, and type of policy(ies) being replaced.

________________________________________________________________________________

________________________________________________________________________________

I. Insurance in force and/or applied for: (if NONE, state so)

Proposed & Other Insureds                              Accidental
(specify)                      Company        Amt       Death Amt      Yr Issued
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
J. Background on Proposed and Other Insured and Children
   listed in A, B, and C:    Driver's license number(s) and state_______________
1. In the past five years, had driver's license suspended or revoked or had two or more moving violations?.................................... [_] Yes [_] No
2. Have you ever consulted a physician or medical practitioner for, or been treated for: high blood pressure, cancer, tumors, diabetes, ulcers, or heart, lung, or liver disorder, mental or nervous disorder, or back or spine disorder?..................................................... [_] Yes [_] No
3. Have you been treated for AIDS, ARC (AIDS-Related Complex) or any other immune deficiency disorder?................................... [_] Yes [_] No
4. Have you used sedatives, stimulants, hallucinogenic or narcotic drugs other than those prescribed by a physician or medical practitioner, or been treated for drug or alcohol use?...................................... [_] Yes [_] No
5. Ever been declined, postponed, rated or modified for insurance or reinstatement?................................................ [_] Yes [_] No
6. Within the past 12 months have you or any proposed insured smoked a cigarette or used any tobacco products?................................. [_] Yes [_] No
7. In the past three years, have you or any proposed insured participated in the following: parachuting, scuba diving, motor racing or aviation other than regular commercial airline flights? If "Yes," complete a Supplemental
   Questionnaire................................................. [_] Yes [_] No
8. Has any member of your immediate family (parents, brothers or sisters) had heart disease, diabetes, or cancer prior to age 60?........... [_] Yes [_] No

Personal Physician Name/Address:________________________________________________
Details to "Yes" answers and/or Special Instructions (For "Yes" answers, please list question #, name, date, physician, hospital, address, and phone.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
DECLARATION:  I understand and agree to the following:
A) the representations recorded in this application are true and complete to the best of my knowledge and belief, and constitute the primary basis for the issuance of any insurance hereunder;
B) only an authorized underwriter of the Company at its Home Office has the authority to determine insurability;
C) no agent is authorized to make or alter contracts, to extend the time for payment of premiums, or to waive any of the Company's rights or requirements;
D) if the Company accepts 1/12 of the minimum annual premium and a Temporary Insurance Agreement is duly executed, the Company is liable under this application to the extent provided in the Temporary Insurance Agreement. Otherwise, the Company shall incur no liability under this application unless a policy issued on this application has been received by the Owner, the first premium has been paid and any limitation or modification of insurance applied for has been agreed to in writing by the Owner, all while the health of the person(s) now proposed for coverage and any other conditions remain as described in the application.
E) if the Company amends this application by endorsement, acceptance of any policy issued shall constitute a ratification of change or correction only to clarify the intent of the policy and/or coverage as applied for on the application without reduction in benefit.
AUTHORIZATION TO OBTAIN INFORMATION: I authorize any physician or other medical practitioner, hospital, clinic, other medical care institution, other companies or institutions, my employer, consumer reporting agency or the Medical Information Bureau, Inc., to give Columbus Life Insurance Company, or its reinsurers, information about me or my health for underwriting purposes. Except for the Medical Information Bureau reports, information may, in some cases, be obtained by an authorized representative of Columbus Life. This information may include an investigative consumer report, details of other insurance coverage, employment, or medical care including diagnosis, advice and treatment of any physical and mental condition regarding me or any of my minor children to be insured. I further consent to the release of any drug or alcohol related information which may be protected by federal regulations.
USE AND DISCLOSURE: I understand that Columbus Life will use this information to determine eligibility for insurance and/or benefits. Also, Columbus Life or its reinsurers may release this information to the Medical Information Bureau, Inc. reinsurance companies and/or to other insurance companies to which I may apply for insurance and/or benefits. This Authorization is valid for two and one-half years from the date shown below unless a shorter period is legally required. I understand that I have the right to receive a copy of this Authorization upon request. A photocopy of this Authorization will be as valid as the original. My signature below also acknowledges my receipt of the privacy notice found on pages 6 and 7 explaining the Medical Information Bureau, Inc. and investigative consumer reports. Under penalties of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number, and (2) I am not currently subject to backup withholding as a result of Internal Revenue Service notification. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
WARNING: Any person who, with intent to defraud, or knowing that he is facilitating a fraud against Columbus Life Insurance Company, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Signed at _____________________ Date ___________  ______________________________
           (City and State)                       Signature of Proposed Insured
                                                       (if age 15 or older)

_________________________________________  _____________________________________
Signature of Applicant/Owner if other       Signature of Proposed Other Insured
than Proposed Insured

________________________________________________________________________________
Agent's Name (Please Print)     Agent's Signature         License No.

________________________________________________________________________________

AGENT'S REPORT
COLUMBUS LIFE INSURANCE COMPANY APPLICATION FOR INSURANCE - Page 3

1. Purpose of Insurance Applied For:
   [_] Personal and Family Protection    [_] 1035 Exchange
   [_] Keyman Insurance                  [_] Defined Benefit
   [_] Buy - Sell                        [_] Money Purchase
   [_] Split Dollar                      [_] Profit Sharing
   [_] IRA/IRA Rollover-transfers        [_] 403(b) - 501(c) Plan

   [_] If IRA, specify tax year _______________________________________

   [_] Other (specify) ________________________________________________

2. A. Is a Current Examination being made?     [_] Yes  [_] No
      (If yes, give type of exam below.)
      [_] Paramed Exam                   [_] Blood Profile
      [_] M.D. Exam                      [_] EKG
      [_] HOS                            [_] XRAY
      [_] Other (Specify)
   B. Was Inspection Report Ordered?         [_] Yes  [_] No
      Specify Company (Equifax, Choice Point, Holmes/Infolink, EMSI.)
________________________________________________________________________________
3. PHI/Inspection Information (Always Complete)
   Residence Address of Proposed Insured: (Please Print)

   No. & Street __________________________ How Long? ___ Yrs. State of
                                                              Residence ________
   City & State __________________________                    State where
                                                              Employed _________

   Billing Name and Address: (If Not Same As Residence Address Above) - (Please Print)

   _____________________________  _______________  _____________________________
            First Name                  M.I.                 Last Name

   _____________________________________________________________________________
                        Street Address or P.O. Box Number

   ____________________________________  ________________________  _____________
                    City                           State             Zip Code

   Telephone Numbers
   Home (area code):_________________ Extension No.___ During Day [_] Yes [_] No

   Business (area code):_____________ Extension No.___ During Day [_] Yes [_] No

   Is proposed insured or spouse generally at home during day?    [_] Yes [_] No

   Most convenient time and place for interview call?___________________________

________________________________________________________________________________
4. Premium Amount and Mode of Premium Payment

                              Modal
                             Premium
                              Amount              Mode

   Life                $_________________  _________________


   Annuity             $_________________  _________________


   Total               $_________________  _________________

   Total Amount Paid at time of Application $_______________
________________________________________________________________________________
5. Future Premiums - after first has been paid:

   [_] None - Single Premium Only

   [_] Direct bill

       [_] Annually    [_] Semiannually    [_] Quarterly

   [_] Pre-Authorized Transfer

       [_] New Plan    [_] Existing Plan

       Month and Day of first withdrawal_________________________

   [_] Account Bill

       [_] New Plan (Will be assigned by H.O.)

       [_] Existing Plan No.

       Payable: [_] Monthly  [_] Annually  [_] Semiannually  [_] Quarterly

   [_] Government Allotment (See Marketing Manual Rules.)

       [_] New Plan   [_] Existing Plan No.
________________________________________________________________________________
6. Credit Application To: (Please Print)          % of App.          Code No.

   General
   Agent____________________________________  _________________  _______________

   Agent____________________________________  _________________  _______________

   Agent____________________________________  _________________  _______________

   Writing Agent's Phone No. (area code)________________________________________

   Writing Agent's Fax No. (area code)__________________________________________

             PLEASE COMPLETE REVERSE SIDE - AGENT'S MARKETING REPORT

AGENT'S MARKETING REPORT
________________________________________________________________________________

Marketing Information

Insured                                   Spouse

--------------------------------          --------------------------------
           Education                                 Education
--------------------------------          --------------------------------
[_] Graduate School                       [_] Graduate School

[_] College                               [_] College

[_] High School                           [_] High School

[_] Other                                 [_] Other

--------------------------------          --------------------------------
          Occupation                               Occupation
--------------------------------          --------------------------------
[_] Professional/Executive                [_] Professional/Executive

[_] Technical/Administrative              [_] Technical/Administrative

[_] Sales/Service Manager                 [_] Sales/Service Manager

[_] Clerical/White Collar                 [_] Clerical/White Collar

[_] Craftsman/Blue Collar/Agricultural    [_] Craftsman/Blue Collar/Agricultural

[_] Student                               [_] Student

[_] Homemaker                             [_] Homemaker

[_] Retired                               [_] Retired

[_] Other_____________________            [_] Other_____________________

--------------------------------          --------------------------------
            Income                                   Income
--------------------------------          --------------------------------
[_] Under $25,000                         [_] Under $25,000

[_] 25,000 - 49,999                       [_] 25,000 - 49,999

[_] 50,000 - 74,999                       [_] 50,000 - 74,999

[_] 75,000 - 99,999                       [_] 75,000 - 99,999

[_] 100,000 plus                          [_] 100,000 plus


Family                                    Sale Profile

--------------------------------          --------------------------------
          Household                               Source of Lead
--------------------------------          --------------------------------
[_] Married                               [_] Present Client

[_] Single                                [_] Referral

[_] Divorced                              [_] Cold Call

[_] Widowed                               [_] Direct Mail

[_] Separated                             [_] Seminar

--------------------------------          --------------------------------
          Children                              Sales Presentation
--------------------------------          --------------------------------
[_] Pre-School                            [_] Illustration

[_] School Age                            [_] Fact Finder

[_] College                               [_] Needs Analysis

[_] Working                               [_] Estate Plan

--------------------------------          [_] Financial Plan
         Coverages
--------------------------------          [_] Business Plan
[_] Life
                                          [_] Business Benefits
[_] Ind. [_] Work  [_] Both
                                          [_] Retirement
[_] Health
                                          [_] Asset Transfer
[_] Ind. [_] Work  [_] Both
                                          [_] Education
[_] Disability
                                          [_] Mortgage
[_] Ind. [_] Work  [_] Both
                                          [_] Other_____________________
[_] Long Term Care
                                          --------------------------------
[_] Ind. [_] Work  [_] Both                     Next Contact: Year
                                          --------------------------------
--------------------------------          [_] 1  [_] 2  [_] 3
         Investments
--------------------------------          --------------------------------
[_] Stocks                                             For
                                          --------------------------------
[_] Bonds                                 [_] Review   [_] Referral

[_] Mutual Funds                          [_] Additional Coverage

[_] Real Estate                           [_] Spouse Coverage

[_] Other____________________

COLUMBUS LIFE INSURANCE COMPANY APPLICATION FOR INSURANCE - Page 5

Preauthorized Transfer

For your convenience, and with your authorization, Columbus Life can electronically transfer funds from your checking account once a month to pay premiums on your policy. If you would like this service, please complete the attached authorization and submit it with a check from your bank to pay the initial premium on your policy. If you have already paid the initial premium, please send a voided check with this authorization.

     We will need your bank's name and complete address (it is very important that you give us the bank's street and street number in addition to the city, state, and zip code).

     The premium payor(s) must sign the authorization, taking care to do so very legibly. Joint checking accounts require both parties' signatures.

     We can arrange to electronically transfer funds any day of the month except the 29th, 30th, or 31st.

     If your bank is not equipped for this electronic funds transfer, the transfer will be done manually as a pre-authorized check.


                   Authorization For Preauthorized Transfer By
 Columbus Life Insurance Company, 400 East 4th St., Cincinnati, Ohio 45201-3302

TO (BANK NAME)__________________________________________________________________

BANK ADDRESS (NO. AND STREET)___________________________________________________

(CITY, STATE, ZIP)______________________________________________________________

As a convenience to me, I hereby request and authorize you to electronically transfer funds to the Columbus Life Insurance Company, Cincinnati, Ohio, or pay and charge to my account checks drawn on my account by and payable to the order of the Columbus Life Insurance Company, Cincinnati, Ohio, provided there are sufficient collected funds in said account to pay the same upon presentation. I agree that your rights in respect to each such electronic transfer or check shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such electronic transfer or check. I further agree that if any such transfer or check be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.

ACCOUNT NUMBER____________________________  TODAY'S DATE________________________

  ________________________________________  ____________________________________
        PRINT NAME OF PREMIUM PAYOR          PRINT NAME OF JOINT ACCOUNT HOLDER

  ________________________________________  ____________________________________
      BANK SIGNATURE OF PREMIUM PAYOR            BANK SIGNATURE OF JOINT
                                                      ACCOUNT HOLDER

  ________________________________________
         COLUMBUS LIFE POLICY NO.

To:  The Bank (Paper Drafts Only)

In consideration of your participation in the plan the Columbus Life Insurance Company has put into effect, by which payments are collected by checks drawn by and payable to the Company, the Company agrees:

1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any pre-authorized check, whether or not genuine, purporting to be executed by this Company and received by you in the regular course of business for the purpose of payment of insurance premiums, including any cost or expenses reasonably incurred in connection therewith.

2. In the event that any such check shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to said authorization and direction, or in any manner arising by reason of your participation in the foregoing plan of premium collection.

                                              Donald J. Wuebbling

                                              /s/ Donald J. Wuebbling

                                              Secretary
                                              Columbus Life Insurance Company

IMPORTANT: THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED WHENEVER AN APPLICATION FOR INSURANCE IS COMPLETED.

    Your Privacy is
                Important to us!

                                    Welcome

                               Welcome to Columbus
                                 Life Insurance

We've prepared this notice to help answer questions you may have about your insurance application. The following describes how we collect, evaluate, and safeguard information about you as one of our applicants for insurance.

Collection of Information

The application you completed supplies us with the basic facts (such as amount of insurance, age, health history, etc.) necessary to calculate the cost of your insurance policy. Frequently, we also turn to other sources to confirm or add to information you have provided. For example, we may, at our expense:

-  ask you to have a medical examination or laboratory test.

-  request medical records from your doctor, clinic, or hospital.

- obtain information from other insurance companies to which you have applied for insurance or have previously made a claim for benefits.

- evaluate reports from the Medical Information Bureau and/or a consumer reporting agency. You can find further information about these organizations on the back of this notice.

- contact you by telephone for a brief Personal History Interview at your convenience. This procedure is also described later in this notice.

Safeguarding Your Privacy

We treat all information about you confidentially. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to provide information without your consent. We may send information to state insurance departments at their request as part of their regulatory duties, or to law enforcement facilities in response to a summons or subpoena. Columbus Life Insurance Company, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted. Furthermore, we may gather information from you which is used for statistical purposes, marketing research, or medical research, which will not identify you individually.

On your written request, we will send you a summary or copy of the relevant information obtained in connection with your application. Please include in your letter your complete name, address, date of birth, and all policy numbers under which you are insured. Or, if you wish, you may visit our Home Office in Cincinnati to see and copy your records in person -- to maintain security of the information, we will ask you for proper identification before showing you the records.

Confidential or detailed medical information will be disclosed only through the physician of your choice, with whom you may discuss it. Also, on your request, a copy of any consumer report we obtain on you will be provided to you by the responsible agent. Finally, we will not give you information we might collect in expectation of or in connection with any claim, civil or criminal proceeding. For example, we will not disclose information relating to suspected fraud or material misrepresentation.

If We Rate Your Policy

We attempt to offer all applicants insurance exactly as they have applied for, and are able to do so in most instances. However, if we are unable to provide the coverage you applied for, we will notify you of our decision in writing. We will also provide you with specific reasons for our action should you send us a written request to do so.

How You May Correct Our
Information

If you believe any information in our file is not correct or complete, you may ask us to review it. If we agree with you, we will make any necessary corrections and inform anyone who may have received such information in the past two years. If we do not agree with you, you may file a statement of dispute with us. That statement will be sent to anyone receiving such information in the past two years and included in any future disclosure of the disputed information.

The Medical Information Bureau, Inc. (MIB)

The MIB is a nonprofit organization of life insurance companies which operates as an information exchange for its members. We may make reports to the MIB regarding factors affecting your insurability. Underwriting decisions, however, are not reported to the MIB. If you apply to another Bureau member company for life or health insurance or submit a claim for benefits, the MIB will, upon request, provide that company with information in its file. If you request, the MIB will arrange for disclosure of any information it has in your file.

If you believe the information in the MIB's file is not correct, you may contact the MIB and seek a correction in accordance with procedures outlined in the Federal Fair Credit Reporting Act. The address of the MIB's information office is:

MIB, Inc.
P.O. Box 105, Essex Station
Boston, MA 02112
(617) 426-3660

Consumer Reports

We may ask an independent agency to prepare an investigative consumer report to help us determine your eligibility for the insurance you have requested. This report may include information on your character, general reputation, and personal characteristics, such as health, finances, and occupation. The consumer reporting agency may obtain information from public records and through interviews with members of your family, business associates, financial institutions, neighbors, and other acquaintances. If you request a personal interview, the agency will make a reasonable attempt to talk to you and include that information in its report.

This information is for insurance purposes only. We will not reveal it to anyone without your authorization. However, the consumer reporting agency may retain and release information to others under certain circumstances. If you ask and give proper identification, the agency will provide you with a copy of the report and explain their retention and release practices.

Personal History Interview
Information

Although we may obtain an investigative consumer report from an independent agency, we at Columbus Life have developed a simple method of securing all or most of such information through our own "Personal History Interview." In conducting such an interview, a specially trained Columbus Life Home Office interviewer would telephone you to verify a variety of information or to ask additional questions vital to the underwriting of the insurance for which you have applied.

[GRAPHIC]

Any More Questions?

If you would like to know more about our information practices, our sales representative will be happy to assist you, or you may contact us at our Home
Office:

The Columbus Life
Insurance Company
400 East 4th Street
Cincinnati, OH 45201-3302

  Columbus Life          TEMPORARY INSURANCE     COLUMBUS LIFE INSURANCE COMPANY
Insurance Company             AGREEMENT                400 East 4th Street
   [GRAPHIC]                                        Cincinnati, OH 45201-3302

The life insurance policy you have applied for will not become effective unless and until a policy is delivered to you and you accept it. However, if you have paid our agent at least one-twelfth of the annual premium for the policy you applied for, we will provide temporary insurance on the lives of the proposed insureds listed below. The amount, duration and conditions of this temporary insurance are described below.

Amount of Coverage - $500,000 Maximum for All Applications or Agreements

If money has been accepted by the Company as advance payment with an application for Life Insurance and any Person proposed for coverage listed below dies while this temporary insurance is in effect, the Company will pay to the designated beneficiary the lesser of (a) the amount of all death benefits applied for in the Application, including any accidental or supplemental death benefits, if applicable, or (b) $500,000. This total benefit limit applies to all insurance applied for under this and any other current applications to the Company and any other Temporary Insurance Agreements.

Insurability Preserved If Change In Health While Covered

If any person listed below suffers a change in health after the effective date of this Agreement, but before coverage terminates as set forth below, the Company will offer the insurance applied for on such person at the appropriate rate on the basis of such person's insurability as of the effective date if such person is living after the termination date.

Date Coverage Begins

Temporary Life Insurance under this Agreement will begin on the date of this Agreement, but only if Part I of the Application listed below has been completed on the same date or prior to the date of this Agreement.

Date Coverage Terminates - 90-Day Maximum

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of

   a. 90 days from the date of this Agreement, or

   b. the date that insurance takes effect under the policy applied for, or

   c. the date a policy, other than as applied for, is offered to the Applicant, or

   d. the date the Company mails notice of termination of coverage to the premium notice address designated in Part 1 of the Application. The Company may terminate coverage at any time.

Special Limitations

   o  This Agreement does not provide benefits for disability.

   o Fraud or material misrepresentations in the Application or in the answers to the Health questions of this Agreement will invalidate this Agreement and the Company's only liability is for refund of any payment made.

   o No one is authorized to accept money on Persons proposed for coverage under 15 days of age or over age 70 (last birthday) on the date of this Agreement, nor will any coverage take effect.

   o If any Person proposed for coverage dies by suicide, the Company's liability under this Agreement is limited to a refund of the payment made. (In Missouri, the Company must prove intent at the time of application.)

   o There is no coverage under this Agreement if the check or draft submitted as payment is not honored by the bank.

   o The minimum advance payment acceptable for this Agreement is 1/12 the minimum annual premium for the insurance applied for in the Application.

   o No one is authorized to waive or modify any of the provisions of this Agreement.

ALL CHECKS MUST BE MADE PAYABLE TO COLUMBUS LIFE. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Names of Persons Proposed for Coverage__________________________________________

_______________________________________ Payment Amount _________________________

HEALTH QUESTIONS - Has any Person listed above:

a. within the past 6 months, been admitted to a hospital or
   other medical facility, or been YES NO advised to be
   admitted?.................................................... [_] YES  [_] NO

b. within the past 3 years, been treated for chest pain, heart disease or disorder, cancer, drug or alcohol use, or any
   disorder of the liver, or had such treatment recommended by a physician or other medical practitioner?....................[_] YES  [_] NO

If either of these questions is answered "YES" or left blank, no representative of the Columbus Life Insurance Company is authorized to accept money, and NO COVERAGE will take effect under this agreement.

This Agreement provides a Limited Amount of Life Insurance protection, for a Limited Period of time, subject to the terms of this Agreement. I have received a copy of, and have read the above Terms and Conditions of this Temporary Insurance Agreement and declare that the answers are true to the best of my knowledge and belief. I Understand and Agree to all the Terms and Conditions of this Agreement.

_____________________________ Date_______________  _____________________________
Signature of Agent                                     Signature of Applicant
Signature(s) of Proposed Insured(s)_____________________________________________

                                HOME OFFICE COPY

  Columbus Life          TEMPORARY INSURANCE     COLUMBUS LIFE INSURANCE COMPANY
Insurance Company             AGREEMENT                400 East 4th Street
   [GRAPHIC]                                        Cincinnati, OH 45201-3302

The life insurance policy you have applied for will not become effective unless and until a policy is delivered to you and you accept it. However, if you have paid our agent at least one-twelfth of the annual premium for the policy you applied for, we will provide temporary insurance on the lives of the proposed insureds listed below. The amount, duration and conditions of this temporary insurance are described below.

Amount of Coverage - $500,000 Maximum for All Applications or Agreements

If money has been accepted by the Company as advance payment with an application for Life Insurance and any Person proposed for coverage listed below dies while this temporary insurance is in effect, the Company will pay to the designated beneficiary the lesser of (a) the amount of all death benefits applied for in the Application, including any accidental or supplemental death benefits, if applicable, or (b) $500,000. This total benefit limit applies to all insurance applied for under this and any other current applications to the Company and any other Temporary Insurance Agreements.

Insurability Preserved If Change In Health While Covered

If any person listed below suffers a change in health after the effective date of this Agreement, but before coverage terminates as set forth below, the Company will offer the insurance applied for on such person at the appropriate rate on the basis of such person's insurability as of the effective date if such person is living after the termination date.

Date Coverage Begins

Temporary Life Insurance under this Agreement will begin on the date of this Agreement, but only if Part I of the Application listed below has been completed on the same date or prior to the date of this Agreement.

Date Coverage Terminates - 90-Day Maximum

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of

   a. 90 days from the date of this Agreement, or

   b. the date that insurance takes effect under the policy applied for, or

   c. the date a policy, other than as applied for, is offered to the Applicant, or

   d. the date the Company mails notice of termination of coverage to the premium notice address designated in Part 1 of the Application. The Company may terminate coverage at any time.

Special Limitations

   o  This Agreement does not provide benefits for disability.

   o Fraud or material misrepresentations in the Application or in the answers to the Health questions of this Agreement will invalidate this Agreement and the Company's only liability is for refund of any payment made.

   o No one is authorized to accept money on Persons proposed for coverage under 15 days of age or over age 70 (last birthday) on the date of this Agreement, nor will any coverage take effect.

   o If any Person proposed for coverage dies by suicide, the Company's liability under this Agreement is limited to a refund of the payment made. (In Missouri, the Company must prove intent at the time of application.)

   o There is no coverage under this Agreement if the check or draft submitted as payment is not honored by the bank.

   o The minimum advance payment acceptable for this Agreement is 1/12 the minimum annual premium for the insurance applied for in the Application.

   o No one is authorized to waive or modify any of the provisions of this Agreement.

ALL CHECKS MUST BE MADE PAYABLE TO COLUMBUS LIFE. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

Names of Persons Proposed for Coverage__________________________________________

_______________________________________ Payment Amount _________________________

HEALTH QUESTIONS - Has any Person listed above:

a. within the past 6 months, been admitted to a hospital or
   other medical facility, or been YES NO advised to be
   admitted?.................................................... [_] YES  [_] NO

b. within the past 3 years, been treated for chest pain, heart disease or disorder, cancer, drug or alcohol use, or any
   disorder of the liver, or had such treatment recommended by a physician or other medical practitioner?....................[_] YES  [_] NO

If either of these questions is answered "YES" or left blank, no representative of the Columbus Life Insurance Company is authorized to accept money, and NO COVERAGE will take effect under this agreement.

This Agreement provides a Limited Amount of Life Insurance protection, for a Limited Period of time, subject to the terms of this Agreement. I have received a copy of, and have read the above Terms and Conditions of this Temporary Insurance Agreement and declare that the answers are true to the best of my knowledge and belief. I Understand and Agree to all the Terms and Conditions of this Agreement.

_____________________________ Date_______________  _____________________________
Signature of Agent                                     Signature of Applicant
Signature(s) of Proposed Insured(s)_____________________________________________

                                 APPLICANT COPY